UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2015

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

Item 2.06	Material Impairments

Signature

Item 1.01                   Entry into a Material Definitive Agreement

Loan Transaction

On October 27, 2015, Golden Minerals Company (the “Company”), a Delaware corporation, entered into a Loan Agreement (the “Loan Agreement”) with Sentient Global Resources Fund IV, L.P., a Cayman Islands exempted limited partnership (“Sentient”). Sentient is a private equity fund managed by The Sentient Group, an independent private equity firm that manages investments in the global resources industry.  Together with certain other funds managed by The Sentient Group, Sentient is the Company’s largest stockholder, holding in the aggregate approximately 27% of the Company’s outstanding common stock (excluding restricted common stock held by the Company’s employees).

Also on October 27, 2015, the Company borrowed from Sentient $5.0 million, the entire amount available under the Loan Agreement, pursuant to a Senior Secured Convertible Note (the “Note”) in favor of Sentient, with principal and accrued interest due on October 27, 2016.  Following  approval of the Company’s stockholders as required by NYSE MKT rules, principal and accrued interest will be convertible by Sentient, in whole or in part and from time to time, to shares of the Company’s common stock at a price equal to the lowest of (i) 90 percent of the 15-day volume weighted average price (“VWAP”) for the period immediately preceding the loan closing date, (ii) 90 percent of the 15-day VWAP for the period immediately preceding the loan conversion date, or (iii) an anti-dilution adjusted price based on the lowest price for which the Company has sold its stock following the borrowing date (subject to certain exceptions set forth in the Note).  If Sentient were to convert the entire amount of principal and interest due at the loan maturity date, estimated at approximately $5.5 million, at $0.29 (90 percent of the 15-day VWAP for the period immediately preceding the loan closing date), Sentient would own approximately 46% of the Company’s then outstanding common stock, assuming no other issuances of common stock.  The Company plans to seek stockholder approval promptly, and is required by the Loan Agreement to obtain stockholder approval by January 31, 2016, subject to extension under certain circumstances.

The Sentient loan bears interest at a rate of 14 percent per annum, compounded monthly, until the Company’s stockholders approve the convertibility of the loan, at which time the interest rate is reduced to 9 percent per annum, compounded monthly. The Loan Agreement contains customary representations, warranties, covenants and default provisions and is secured by the stock of the Company’s principal subsidiaries, including subsidiaries that are holding companies for or directly own the Company’s Velardeña Properties and  its El Quevar advanced exploration project in Argentina.  The Company has agreed to use its reasonable best efforts to raise at least $5.0 million through the sale of equity or securities convertible into equity, and to retain the proceeds of any such financing for the purposes of repaying the Sentient loan.  The Company may use the loan proceeds to fund certain activities or items specified in the Loan Agreement including the costs of entering into the financing arrangement, operations and general and administrative costs including shutdown and severance costs in connection with the planned shutdown of the Velardeña  mine, and the acquisition, exploration and evaluation of new properties.

The Company’s borrowing from Sentient is a “related party transaction” pursuant to Canada’s Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”).  The Sentient loan transaction is exempt from the formal valuation and minority stockholder approval requirements of MI 61-101, as the Company is relying on the “financial hardship” exemption.  In this connection, the Company’s Board of Directors, and the seven directors of the Company who are independent in respect of the Sentient loan transaction, have determined, after considering among other things the Company’s current financial difficulties and immediate capital requirements, that the Company is in serious financial difficulty, the Sentient loan transaction is designed to improve the financial position of the Company and the terms of the Sentient loan transaction are reasonable in the circumstances.  As noted above, the Company plans to seek stockholder approval of the conversion provisions promptly.

The foregoing description of the Loan Agreement and the Note is qualified in its entirety by reference to the text of the Loan Agreement and the Note, which the Company plans to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

Change of Control Benefit Waiver

In connection with the financing described above, Sentient has required that the Company’s executive officers enter into a Change of Control Benefit Waiver Agreement, pursuant to which each officer (i) agrees that the acquisition by Sentient of the Company’s common stock pursuant to exercise of its Note conversion rights will not constitute a Change of Control as defined in and pursuant to the officer’s Change of Control Agreement, the Company’s Amended and Restated 2009 Equity Incentive Plan, or the Company’s Severance Compensation Plan, and (ii) waives any rights to benefits under those Agreements or Plans that might otherwise result from Sentient’s acquisition of the Company’s common stock pursuant to its Note conversion rights.  Each of the Company’s three executive officers has entered into a Change of Control Benefit Waiver Agreement with the Company.  This Agreement does not affect the right of any executive officer under his or her Change of Control Agreement or the referenced Plans that might result from a “Change of Control” as defined in such Agreement or Plans due to a third party’s acquisition of the Company’s common stock, other than Sentient’s acquisition of common stock by exercising its Note conversion rights.

The foregoing description of the form of Change of Control Benefit Waiver Agreement is qualified in its entirety by reference to the text of the form of Change of Control Benefit Waiver Agreement, which the Company plans to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

The information set forth pursuant to Item 1.01 under the heading “Loan Transaction” is hereby incorporated in this Item 2.03.

Item 2.06   Material Impairments

The Company has decided to shut down the mine and related sulfide processing facility at its Velardeña Properties in Mexico due primarily to low silver and gold prices and lower than anticipated average mill feed grades and gold recoveries due to more dilution than predicted.  The Company expects that the oxide plant at the Velardeña Properties, which is leased to another mining company, will commence operation in early 2016.  In connection with the mine shutdown, the Company is assessing the recoverability of certain long-lived assets, including the mineral property, sulfide plant, and equipment related to the mining and certain processing activities at the Velardeña Properties.  This assessment does not include the oxide plant.  Following completion of the assessment, the Company expects to record an impairment charge ranging from $12.0 million to $14.0 million for the quarter ended September 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 29, 2015

Golden Minerals Company

By:	/s/ Robert P. Vogels
	Name:	Robert P. Vogels
	Title:	Senior Vice President and
Chief Financial Officer